SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ]    Confidential, for Use of Commission Only
        (as permitted by Rule 14a-6(e)(2))

[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                   SWWT, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    -----------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[ ]    Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:


         4)       Date Filed:

                                   SWWT, Inc.
                              3492 W. 109th Circle
                              Westminster, CO 80030
                                  303/460-8017



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD WEDNESDAY, MAY 13, 1998


TO THE SHAREHOLDERS OF SWWT, INC.:

                  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SWWT, Inc., a Delaware corporation (the "Company"), will be held at 667 Madison Avenue, Suite 2500, New York, New York 10021 at 9:30 a.m. (local time), on May 13, 1998 to consider and vote on the following matters as described in this notice and the accompanying Proxy Statement:

1. To elect seven (7) members to the Company's Board of Directors to serve for one year terms and until their successors are elected and qualified; and

2. To ratify the selection by the Company's Board of Directors of Arthur Andersen LLP as independent auditors of the Company for the 1998 calendar year.

To transact such other business as may properly come before the meeting or any adjournments.

         The Board of Directors has fixed the close of business on April 8, 1998 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof, and only record holders of Common Stock at the close of business on that day are entitled to notice of and to vote at the Annual Meeting. A copy of the Company's Annual Report on Form 10-K, including financial statements for the year ended December 31, 1997, is enclosed with this Notice but is not to be considered part of the proxy soliciting materials.

         Each shareholder is cordially invited to attend the Annual Meeting in person.

         TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

         Any shareholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.


                                         By Order of the Board of Directors



April 22, 1998                           /s/ Patrick E. Thomas
                                         ---------------------
                                         Patrick E. Thomas, Secretary

                                SweetWater, Inc.
                              3492 W. 109th Circle
                              Westminster, CO 80030
                                  303/460-8017

                    ---------------------------------------

                                 PROXY STATEMENT

                    ---------------------------------------


                         ANNUAL MEETING OF SHAREHOLDERS

                           Meeting Date: May 13, 1998

                               General Information

         This Proxy Statement and the accompanying form of proxy is being sent on or about April 22, 1998 in connection with the solicitation of proxies by the Board of Directors of SWWT, Inc., a Delaware corporation ("Company"). The proxies are for use at the 1998 Annual Meeting of Shareholders of the Company, which will be held at 667 Madison Avenue, Suite 2500, New York, New York 10021 at 9:30 a.m. (local time) on May 13, 1998, and at any meetings held upon adjournment or postponement thereof ("Annual Meeting"). The record date for the Annual Meeting is the close of business on April 8, 1998 ("Record Date"), and all holders of record of the Company's Common Stock on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any meetings held upon postponement or adjournment thereof. The Company's principal executive offices are located at 3492 W. 109th Circle, Westminster, CO 80030 and its telephone number is 303/460-8017.

         A proxy card is enclosed. Whether or not you plan to attend the Annual Meeting in person, please complete, date, sign and return the enclosed proxy card as promptly as possible, in the postage-prepaid envelope provided, to ensure that your shares will be voted at the Annual Meeting. Any record shareholder who returns a proxy in such form has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Annual Meeting, requesting the return of the proxy and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given, the proxy will vote the shares at the Annual Meeting for
(i) the Board of Directors' slate of nominees for election as directors, (ii) ratification of the selection of Arthur Andersen LLP as independent auditors of the Company, and (iii) in accordance with his judgment on any matters which may properly come before the Annual Meeting.

         The voting securities of the Company are the outstanding shares of Common Stock. Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting. At the Record Date, the Company had 3,122,254 shares of Common Stock issued and outstanding and entitled to vote. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum. A broker's non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. As directors are elected by a plurality vote, the seven nominees receiving the highest vote totals will be elected and the outcome of the vote for directors will not be affected by abstentions or broker's non-votes. As the ratification of the selection of the auditors requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote, an abstention with respect to these proposals will have the same effect as a negative vote. As broker's non-votes will not be considered entitled to vote on this proposal, the outcome of this vote will not be affected by broker's non-votes.

         The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following tables sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1997 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and nominee for director, (iii) the executive officer of the Company, and (iv) all directors and the executive officer as a group. Except as otherwise noted, the Company knows of no agreements among its shareholders which relate to voting or investment power over its Common Stock.

Beneficial Owner                             Shares Beneficially Owned(1)
                                        ---------------------------------------
                                              Number                 Percent
                                              ------                 -------
Directors:
   Clarke H. Bailey                           28,000                      *
   Thomas Barnds                          621,845(2)                  19.9%
   Thomas A. Barron                           34,583                   1.1%
   Blair W. Effron                            18,750                      *
   Peter W. Gilson                             7,792                      *
   Randall A. Hack                        635,799(3)                  20.4%
   J. Merrick Taggart                              -                      -
Executive Officer                             13,072                      *
Executive officer & directors as a
group (includes 7 persons)                   738,243                  23.6%


Other 5% Shareholders:

   Nassau Capital Partners L.P.              621,598                  19.9%
   22 Chambers Street
   Princeton, NJ  08542

   Swiss Army Brands, Inc.                   611,000                  19.6%
   One Research Drive
   Shelton, CT  06484

   Hudson River Capital LLC               420,536(4)                  13.1%
   667 Madison Avenue
   Suite 2500
   New York, NY  10021

   Charles Elsener                           197,500                   6.3%
   CH-6438
   Ibach, Switzerland
--------------------------
         * Less than 1%

(1) Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. With respect to information regarding 5% shareholders, the Company has relied on information provided in publicly-filed documents and, in certain cases, on supplementary information provided by the shareholder.

(2) Includes 621,598 shares held by Nassau Capital Partners L.P. and 247 shares which represent Mr. Barnds' interest in shares directly or indirectly held by NAS Partners I L.L.C., a limited liability company in which he is a member. Mr. Barnds is an employee of Nassau Capital L.L.C., which serves as the sole general partner of Nassau Capital Partners L.P. Mr. Barnds disclaims beneficial ownership of shares held by Nassau Capital Partners L.P.

(3) Includes 621,598 shares held by Nassau Capital Partners L.P. and 1,701 shares which represent Mr. Hack's interest in shares held directly or indirectly by NAS Partners I L.L.C., a limited liability company in which he is a member. Mr. Hack is one of four members of Nassau Capital L.L.C. which serves as the sole general partner of Nassau Capital Partners, L.P. Mr. Hack disclaims beneficial ownership of shares held by Nassau Capital Partners L.P.

(4) Includes 79,591 shares issuable upon exercise of a common stock purchase warrant.



                                   PROPOSAL I
                              ELECTION OF DIRECTORS

     The Company's Bylaws provide that the Board of Directors shall consist of not less than one nor more than eleven (11) members. Each director is elected for a term of one year or until his or her successor is elected. The Board of Directors currently consists of six (6) members.

     Shareholders will be asked at the Annual Meeting to elect seven (7) directors. The Board has nominated the seven individuals named below to serve as directors of the Company. Unless otherwise specified, all proxies received in response to this solicitation will be voted FOR the election of the nominees named below. With the exception of Mr. Taggart, each of the nominees named below is now a director of the Company and has served continuously as a director since the year indicated. All nominees have indicated a willingness to serve if elected. If events not now known or anticipated make any of the nominees unable to serve, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board of Directors may propose or the Board may reduce the number of directors comprising the Board. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

Name                     Positions With the Company     Age       Director Since
----                     --------------------------     ---       --------------
Peter W. Gilson          Chairman of the Board          58        1993
Thomas Barnds            Director                       29        1998
Clarke H. Bailey         Director                       43        1998
Thomas A. Barron         Director                       46        1993
Blair W. Effron          Director                       35        1995
Randall A. Hack          Director                       50        1995
J. Merrick Taggart       Nominee                        47        Nominee

Shareholder Approval

The affirmative vote of a plurality of the shares of common stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required for the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AS SET FORTH IN PROPOSAL 1.


INFORMATION CONCERNING DIRECTORS

     Peter W. Gilson has served as a director since June 1993 and as Chairman of the Board since February 1998. Mr. Gilson served as President and Chief Executive Officer of Physician Support Systems, Inc. a company specializing in the management of physician and hospital practices, from 1991 through December 1997. From 1989 to the present, Mr. Gilson has also served as Chief Executive Officer of the Warrington Group, Inc., a manufacturer of safety products which was previously a division of The Timberland Company. From 1987 to 1988, he served as Chief Operating Officer of The Timberland Company, a manufacturer of footwear and outdoor clothing. From 1978 to 1986, he served as President of the Gortex Fabrics Division of W. L. Gore Associates. Mr. Gilson is a director and Chairman of the Executive Committee of Swiss Army Brands, Inc. and a director of Glenayre Technologies, Inc. and of New Hope Foundation.

     Thomas C. Barnds has served as a director since February 1998. Since August 1996, Mr. Barnds has served as an associate at Nassau Capital L.L.C., which manages a $1 billion portfolio in private companies and assets on behalf of Princeton University's endowment. From 1992 to 1994, Mr. Barnds was employed by McGaw, Inc., a health care company, most recently as manager of new business development. From 1990 to 1992, he was a financial analyst at Alex. Brown & Sons, an investment banking firm. Mr. Barnds received a B.A. from Princeton University in 1990 and an M.B.A. from Stanford University which he attended from 1994 to 1996.

     Clarke H. Bailey has served as a director of the Company since February 1998. Since February 1995, Mr. Bailey has served as Co-Chairman of the Board and a director of Hudson River Capital LLC, a private equity firm specializing in middle market acquisitions, recapitalizations and expansion capital investments. Mr. Bailey also served as Chairman, Chief Executive Officer and a director of Arcus Group, Inc., the leading national provider of secure off-site computer data storage and related disaster recovery services as well as information technology staffing solutions, from February 1995 until its merger with Iron Mountain Incorporated in January 1998. He served as Chief Executive Officer and a director of Glenayre Technologies, Inc., a paging and messaging infrastructure technology firm, from December 1990 until March 1994 and as its Vice Chairman of the Board from November 1992 to July 1996. In March 1994, Mr. Bailey was named Chairman of the Executive Committee of the Board of Glenayre Technologies, and he relinquished the title of Chief Executive Officer. Mr. Bailey is also a director of Swiss Army Brands, Inc., Iron Mountain Incorporated and Connectivity Technologies, Inc.

     Thomas A. Barron has served as a director since June 1993. From November 1995 until February 1998, he served as Chairman of the Board of the Company. Mr. Barron is an author and has been Chairman of Evergreen Management Corp., a private investment firm, since January 1990. From November 1983 through November 1989, Mr. Barron was President, Chief Operating Officer and a director of The Prospect Group, Inc., a publicly held New York based holding company that conducted its major operations through subsidiaries and affiliates engaged in the railroads and specialized consumer products industries. Prior to that he served as a general partner of Sierra Ventures, a venture capital limited partnership. Mr. Barron also serves as a director of Swiss Army Brands, Inc. Mr.

Barron, a Rhodes Scholar, has served as a Trustee of Princeton University, and on national and regional boards of The Wilderness Society and The Nature Conservancy.

     Blair W. Effron has served as a director since November 1995. Mr. Effron joined Dillon Read & Co., Inc., a New York based investment bank now known as SBC Warburg Dillon Read, in 1987 and currently serves as a Managing Director. Since 1993, Mr. Effron has been head of the firm's consumer products group, where he has responsibility for several clients including Anheuser-Busch Companies, Inc., General Mills, Inc., H. J. Heinz Company, and Playtex Products Inc. Mr. Effron also heads the Financial Sponsor Group. Mr. Effron has been a founding investor in several consumer products related enterprises including USA Detergents, Inc. and American Value Brands, Inc. a processor and marketer of value brand food products for mass merchandisers. Mr. Effron received a B.A. from Princeton University in 1984 and an M.B.A. from Columbia University in 1987.

     Randall A. Hack has served as a director since November 1995. Since January 1995, Mr. Hack has served as a partner of Nassau Capital L.L.C., which manages a $1 billion portfolio of investments in private companies and assets on behalf of Princeton University's endowment. From 1990 to January 1995, Mr. Hack served as President and Chief Executive Officer of the Princeton University Investment Company, which has overall management responsibility for Princeton's $4 billion endowment fund. From 1988 to 1990, Mr. Hack was the President and Chief Executive Officer of Capstone Equities, Inc. and, from 1979 to 1988, President and Chief Executive Officer of Matrix Development Company, a commercial and industrial development firm in New Jersey. Mr. Hack received a B.A. from Princeton University in 1969 and an M.B.A. from Harvard University in 1972.

     J. Merrick Taggart is a nominee for director of the Company. Mr. Taggart has served as a director and as President of Swiss Army Brands, Inc., the exclusive United States and Canadian importer and distributor of Victorinox Original Swiss Army Knives and professional cutlery as well as other products, since December 1995. From 1993 to November 1995, Mr. Taggart was President of Duofold, Inc., a sports apparel company, and Pringle of Scotland U.S.A., an apparel company. From 1990 to November 1992, Mr. Taggart was President of O'Brien International, a manufacturer and marketer of water sports equipment. Prior to that, Mr. Taggart was Senior Vice President of Product Development for the Timberland Company. Mr. Hart is also a director of Swiss Army Brands, Inc.

     Directors of the Company are elected annually to serve until the next annual meeting of shareholders or until their successors are duly elected. Swiss Army Brands, Inc., Hudson River Capital LLC. and Nassau Capital Partners L.P. each have the right to nominate one person to serve on the Company's Board of Directors, and the Company has agreed to use its best efforts to secure the election of each such nominee to the Board of Directors. J. Merrick Taggart, Clarke H. Bailey and Randall A. Hack were nominated by Swiss Army Brands, Inc., Hudson River Capital LLC. and Nassau Capital Partners, L.P., respectively, pursuant to such arrangements. The Company knows of no other arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or nominee. There are no family relationships between any of the nominees, directors or executive officers of the Company.

Board Committees and Actions

         During calendar year 1997, the Board of Directors met eight times. Each director attended at least 75% of the total number of meetings of the Board and of committees on which the director served, except Mr. Effron who attended 55% of such meetings. The Board of Directors has three standing committees; an Executive Committee, a Compensation Committee, and an Audit Committee.

         The Executive Committee has all of the power of the Board of Directors in the management of the business affairs of the Company, except as such powers are limited by the Delaware General Corporation Law. From May 1997 until February 1998, the Executive Committee was comprised of Thomas A. Barron, Peter

W. Gilson, Keith Lively and Ralph Sorenson. The Executive Committee took action by unanimous consent twice in 1997.

         The function of the Compensation Committee is to review compensation paid to executive officers, employees and other person performing substantial services for the Company and to administer the 1993 Stock Option Plan. From May 1997 until February 1998, the Compensation Committee was comprised of A. Clinton Allen, Blair W. Effron, and Ralph Sorenson. The Compensation Committee met once in 1997.

         The function of the Audit Committee is to recommend the engagement of independent auditors, meet periodically with the independent auditors and review the scope and results of their annual audit of the Company, review accounting policies and internal accounting controls and to consult as to audit, accounting and financial matters. From May 1997 until February 1998, the Audit Committee was comprised of Randall A. Hack and Keith Lively. The Audit Committee met once in 1997.

Director's Compensation Fees

         In 1997, non-employee Directors of the Company did not receive fees for attending board meetings or committee meetings. Directors were reimbursed for their out-of-pocket expenses, including travel, incurred in the performance of their duties as directors.

         As a result of the sale of substantially all of the assets of the Company on February 6, 1998, all outstanding stock options, including options issued to directors of the Company, expired on that date. In February 1998, the Board granted each director of the Company an option entitling him to purchase 60,000 shares of Common Stock at an exercise price of $1.3125 per share, which option is fully vested but is not exercisable until February 5, 2000.


                                                EXECUTIVE OFFICERS
Executive Officers

         The following discussion sets forth information about the Company's only executive officer.

Name                  Positions With the Company              Age  Officer Since
----                  --------------------------              ---  -------------
Patrick E. Thomas     President, Chief Executive Officer &    43   1994
                      Chief Financial Officer


     Patrick E. Thomas, CPA has served as President and Chief Executive Officer of the Company since February 1998 and as Vice President and Chief Financial Officer since November 1994. Mr. Thomas was Chief Financial Officer for Bird Medical Technologies, Inc., a $50 million publicly traded medical products manufacturer from 1990 to 1993. From 1993 to 1994 he held positions as Vice President of Finance for Head Sports USA, Inc. a $50 million sporting goods manufacturer and distributor, and then Chief Accounting Officer and Controller for Synergen, Inc., a 600 employee publicly traded biotechnology pharmaceutical development company. Mr. Thomas also served as Chief Financial Officer and Director for LIFECARE International, Inc., a privately owned $20 million international medical products manufacturer from 1984 to 1990. Mr. Thomas received his B.S. in Accounting from University of Illinois in 1976.

Executive Compensation

         The following table sets forth certain information regarding compensation paid by the Company to its Chief Executive Officer for the years ended December 31, 1997, 1996 and 1995 and to the additional executive officers who received in excess of $100,000 in compensation for 1997.

                                                                                        Long Term Compensation
                                               Annual Compensation                    Awards              Payouts
                                     ---------------------------------------------------------------------------------
                                                                   Other
                                                                  Annual     Restricted                            All other
                                                                  Compen-      Stock      Options/       LTIP        compen-
Name & Principal               Year   Salary ($)    Bonus ($)   sation ($)   Award ($)    SARs ($)   Payouts ($)  sation ($)(1)
----------------               ----   ----------    ---------   ----------   ---------    --------   -----------  -------------
Position
--------
ERIC M. REYNOLDS               1997     $95,000    $38,000(2)       -0-         -0-          -0-         -0-         $3,800
Chief Executive Officer        1996     $95,000        -0-          -0-         -0-          -0-         -0-         $3,106
                               1995     $89,518        -0-          -0-         -0-        56,250        -0-         $3,580

PATRICK E. THOMAS              1997     $85,000    $38,000(2)       -0-         -0-          -0-         -0-         $3,400
Vice President - Finance       1996     $85,000        -0-          -0-         -0-          -0-         -0-         $3,400
                               1995     $79,423        -0-          -0-         -0-        16,000        -0-         $3,177

JERRY COGDILL                  1997     $85,000    $38,000(2)       -0-         -0-          -0-         -0-         $3,400
Chief of Operations            1996     $85,000        -0-          -0-         -0-          -0-         -0-         $3,400
                               1995     $79,423        -0-          -0-         -0-        16,000        -0-         $3,177


         (1) Represents the Company's Contribution to the executive officer's 401(k) account.

         (2) Represents the performance bonus accrued at December 31, 1997 under the terms of the Management Agreement described below under the heading "Certain Relationships and Related Transactions." This accrued bonus, together with the additional bonus of $136,188 earned under such agreement as a result of the sale of substantially all of the assets of the Company, was paid to each executive officer in February 1998.

                      Option/SAR Grants in Last Fiscal Year

         No stock options were granted to executive officers in 1997.

         The following table sets forth certain information regarding the number and value of unexercised stock options held by the executive officers of the Company as of the end of the Company's 1997 fiscal year.

               Aggregate Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option SAR Values

                                                             Number of Securities      Value of Unexercised In-the-
                     Shares Acquired                        Underlying Unexercised       Money Options at FY-End
NAME                   On Exercise    Value Realized ($)     Options at FY-END (#)                ($)(1)
----
                    -------------------------------------------------------------------------------------------------
                                                           Exercisable      Unexercisable   Exercisable    Unexercisable
                                                           -----------      -------------   -----------    -------------
Eric M. Reynolds           -0-               -0-              29,296           26,954           -0-             -0-
Patrick E. Thomas          -0-               -0-              22,333           13,667           -0-             -0-
Jerry Cogdill              -0-               -0-              22,333           13,667           -0-             -0-

         (1) No value is set forth herein as the fair market value of a share of Common Stock at December 31, 1997, was lower than the exercise price of each option.

SweetWater, Inc. 401(k) Profit Sharing Plan and Trust

         Pursuant to the SweetWater, Inc. 401(k) Profit Sharing Plan and Trust (the "401(k) Plan"), which was established effective January 1, 1995, the Company contributed matching contributions in the form of Company common stock at the rate of 50% of the first 8% of employee salary deferral. Under the 401(k) Plan, the Company could also elect to make discretionary contributions. Employees vested in Company contributions over six years of service with the Company. Forfeitures of the unvested portion were allocated to the remaining employees in the plan proportionately based upon current year compensation. The Company terminated the 401(k) Plan in 1998.


                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

         During 1997, the Company's Board of Directors monitored the performance and compensation of executive officers and other key employees and reviewed compensation plans. In the first quarter of 1997, the Company reduced its personnel and initiated a cost containment program designed to reduce costs, conserve cash resources and enable the Company to concentrate its resources on its portable water filtration and purification products (the "Outdoor Business"). As an incentive to maximize cash flow from the Outdoor Business, to conserve the Company's cash resources and to retain senior management, in May 1997, the Company and Messrs. Reynolds, Thomas and Cogdill (collectively, "Management"), entered into an agreement (the "Management Agreement") which was designed to retain the executives required to continue to operate the Outdoor Business while providing an incentive for them to improve the performance of such business. After reviewing the compensation paid to the executives in 1996, the Board elected to continue the 1996 base salaries and to grant performance-based cash bonuses and a right of first refusal to purchase the Outdoor Business under certain circumstances. By linking the bonus earned by the executive directly to his success in conserving the Company's cash resources and improving its profitability, the Board sought to increase the overall value of the Outdoor Business to the shareholders. The terms of the Management Agreement are more specifically set forth under the heading "Certain Relationships and Related Transactions".

Chief Executive Officer Compensation

         In 1997, the Board of Directors  reviewed the compensation paid to Eric
M.  Reynolds,   the  Company's  Chief  Executive   Officer.   In  assessing  the
compensation paid to Mr. Reynolds, including the terms of the Management Agreement, the Board considered his extensive experience in the outdoor industry, his increased responsibility for sales and administrative functions as a result of the decrease in the Company's personnel, his 1996 base salary and the stock based compensation awarded in prior years. As a result of this analysis, the Board continued his base salary at the 1996 level and approved the terms of the Management Agreement which included performance based bonuses.

                               Board of Directors

                                A. Clinton Allen*
                                Thomas A. Barron
                                 Blair W. Effron
                                  Peter Gilson
                                 Randall A. Hack
                                Keith R. Lively*
                                 Ralph Sorenson*
                                 Juan Rodriguez*

 *Messrs. Allen, Lively, Sorenson and Rodriguez participated in the decisions of the Board with respect to executive compensation which were made prior to their resignations as directors.

Certain Relationships And Related Transactions

     In May 1997, the Company and Messrs. Reynolds, Thomas and Cogdill, members of the Company's senior management ("Management"), entered into an agreement (the "Management Agreement") pursuant to which the Management agreed to remain with the Company through January 31, 1998 in exchange for certain performance bonuses and a right of first refusal to purchase the Company's Outdoor Business in the event certain performance targets were met and the Company elected to sell such business within a specified period after December 31, 1997. Specifically, the Management Agreement provided that, Management, as a group, under certain circumstances, would receive a Performance Bonus equal to 50% of the amount by which cash and cash equivalents as set forth on the Company's audited balance sheet as of December 31, 1997, subject to certain adjustments ("Year End Cash") exceeded $1,000,000. In addition, in the event Year End Cash exceeded a specified target (which was lower than $1,000,000), Management had a right of first refusal in the event the Company elected to sell the Outdoor Business to a third party. If such right was not exercised, Management, as a group, would receive a Value Enhancement Bonus equal to 30% of the excess of the third party purchase price over the Management Price (as defined below) less the amount of the Performance Bonus, if any. In the event the Company elected to sell the Outdoor Business to Management, Management had the right to purchase the Outdoor Business for a specified price (the "Management Price") and the assumption of the Outdoor Business liabilities. The Management Price was subject to certain adjustments, and would have been reduced by the amount by which Year End Cash exceeded the target amount. If Year End Cash equaled or exceeded $1,000,000, the Management Price would have been a nominal amount.

         Under the terms of the Management Agreement, Management, as a group, earned a Performance Bonus equal to $114,000 and a Value Enhancement Bonus of $408,563, as a result of the sale of the Outdoor Business to Cascade Designs, Inc., which amounts were paid upon the completion of such sale in February 1998.

         In 1996, the Company retained Dillon, Read & Co., Inc., now known as SBC Warburg Dillon Read, as its exclusive agent to arrange a joint strategic alliance involving either a new equity investment or the acquisition of stock or assets of the Company. Mr. Effron, a director of the Company, is a Managing Director of SBC Warburg Dillon Read.


                                   PROPOSAL 2
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


         Arthur Andersen, LLP has audited the Company's financial statements since the calendar year ended December 31, 1993. The Board of Directors has again selected Arthur Andersen LLP to serve as the Company's independent auditors for the calendar year ending December 31, 1998. Although the matter is not required to be submitted for shareholder approval, the Board of Directors has elected to seek ratification of its selection of the independent auditors. Representatives of Arthur Andersen LLP are not expected to be present at the Annual Meeting.

Shareholder Approval

         Ratification of the selection of the independent auditors requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy at the Annual Meeting or any adjournment thereof.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K, including financial statements for the year ended December 31, 1997 is being mailed with this Proxy Statement to shareholders of record on the Record Date, but such report is not incorporated herein and is not deemed to be part of this proxy solicitation material.

     A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, IS AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO INVESTOR RELATIONS, SWEETWATER, INC., 3492 W. 109th CIRCLE, WESTMINSTER, COLORADO 80030 303/460-8017.

                              SHAREHOLDER PROPOSALS

     Shareholders who wish to include proposals for action at the Company's 1998 Annual Meeting of Shareholders in next year's proxy statement and proxy must cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than December 22, 1998. Such proposals should be addressed to the Company's Secretary.

OTHER BUSINESS

     The Board of Directors knows of no matters other than those listed in the attached Notice of the Annual Meeting which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their judgment.

     Each shareholder is urged to complete, date, sign and promptly return the enclosed proxy card.


                                            /s/ Patrick E. Thomas
                                            ---------------------
                                            Patrick E. Thomas, Secretary

Westminster, Colorado
April 22, 1998

REVOCABLE PROXY                       SWWT, INC.                 REVOCABLE PROXY
                  ANNUAL MEETING OF STOCKHOLDERS - May 13, 1998

The undersigned hereby appoints Peter W. Gilson and Patrick E. Thomas, or either of them, acting singly in the absence of the other, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote, as designated below, all shares of Common Stock of SWWT, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held on May 13, 1998 at 9:30 a.m. at 667 Madison Avenue, Suite 2500, New York, New York 10021, and at any and all adjournments thereof, as follows:

1. The election as directors of all nominees listed below:

        |_|  FOR               |_|  AGAINST               |_|  VOTE WITHHELD

INSTRUCTION: To withhold your vote for any individual nominee, strike a line in that nominee's name in the list below.

Clarke H. Bailey    Thomas Barnds       Thomas A. Barron      Blair W. Effron
Peter W. Gilson     Randall A. Hack     J. Merrick Taggart


2. Ratification of the appointment of Arthur Andersen, L.L.P. as auditors for the fiscal year ending December 31, 1998.

        |_|  FOR               |_|  AGAINST               |_|  VOTE WITHHELD

In their discretion, upon such matters as may properly come before the Meeting or any adjournment thereof.

         The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Annual Meeting, and a Proxy Statement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2.THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR DISCRETION.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




                    Dated: _____________________________________ , 1998


                    ____________________________________________________________
                    Signature of Shareholder

                    ____________________________________________________________
                    Signature if held jointly

                    Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.